EXHIBIT 10(L)

                                AIM GROUP, INC.
                       2001 West Sample Road, Suite 300
                            Pompano Beach, FL 33064


March 24, 1998


Dr. Audrey L. Braswell
36453 Woodbriar Drive
Yucaipa, CA 92399

                  Re: Second Amendment to Series A 3.5% Convertible Note of Aim Group, Inc.
                       ---------------------------------------------

Dear Dr. Braswell:

      This letter agreement provides for an amendment to the Series A 3.5% Convertible Note (the "Note") issued to you by AIM Group, Inc. (the "Company") in the principal amount of $300,000.00 on May 20, 1997, as amended on May 20, 1997. The Board of Directors of the Company has approved the changes in the terms of the Note set forth below and, upon acceptance by you in the space set forth below, the Note will be deemed to be amended to give effect to such changes, subject to the approval of the Vancouver Stock Exchange. Defined terms set forth below have the same meaning as prescribed in the Note unless the context otherwise requires.

      The Note is amended as follows:

1.    MATURITY.  The Maturity  Date of the Note is extended to be December 31,
1998.

2. INTEREST RATE. The annual interest rate of the Note will remain at 10%, payable quarterly in arrears at the beginning of each calendar quarter.

3. THE CONVERSION PRICE. The conversion provisions of the Note will remain at a Conversion Price of $.70 per share, convertible with the same terms of the Note as amended.

4. TIME OF CONVERSION. Noteholders may not convert their notes prior to August 1, 1998. After the closing of the Company's proposed equity offering in the minimum amount of $2,000,000 in mid-1998, there will be a mandatory conversion if the closing bid price of the Company's common stock on the Vancouver Stock Exchange averages in excess of $1.50 for a ninety (90) day period.

5. LOCK-UP. The Noteholders agree that they will not sell any shares received upon conversion of the Notes for 240 days following the closing of a contemplated underwritten best efforts public offering, provided, however, that the Noteholders may sell up to 300,000 common shares in accordance with the attached Schedule A, during the period from 120 days to 240 days after the closing. Management (other than Northern Federal Minerals LLC (Arena) and Dr. Braswell, which may sell on the same basis as the other Noteholders), including any officers, directors or ten percent (10%) shareholders, will not sell any shares until 330 days after the closing of the offering. All parties agree that any sale of shares are subject to the appropriate Rule 144 and 145 restrictions, if any.

6. EFFECT OF AMENDMENT. Except as amended hereby, and by the amendment of May 20, 1997, the Note will remain in full force and effect.


                                                Sincerely yours,

                                                AIM GROUP, INC.

                                                By: /s/PAUL R. ARENA
                                                    ----------------
                                                    Paul R. Arena
                                                    Chairman of the Board and
                                                    Chief Executive Officer


Accepted on this


24th day of March, 1998

DR. AUDREY L. BRASWELL

By: /s/AUDREY L. BRASWELL
    ---------------------

                                 SCHEDULE "A"

                        Of the Second Amendment to the:

                           Series A 3.5% Convertible
                            Note of AIM Group, Inc.


 Noteholder                    Principal Amount     Shares Cv @ $.70      (*)
 ----------                    ----------------     ----------------      ---
Dr. Audrey L. Braswell             $300,000             428,571          85,714

Bernard R. Kossar                  $300,000             428,571          85,714

Northern Federal Minerals, LLC     $450,000             642,857          128,571

(*)   Number  of  pro-rata  allowable  shares  that can be sold by  noteholder during the period as described in Paragraph 5 of the Second Amendment.